EXHIBIT 99.1

Contact: Kathleen Campbell, Marketing Director	First Citizens Community Bank
570-662-0422	15 S. Main Street
570-662-8512 (fax)	Mansfield, PA 16933

Citizens Financial Services, Inc. Reports unaudited third Quarter 2016 Earnings
MANSFIELD, PENNSYLVANIA— October 26, 2016 – Citizens Financial Services, Inc. (OTC BB: CZFS), parent company of First Citizens Community Bank, released today its unaudited financial results for the three and nine months ended September 30, 2016.

For the nine months ended September 30, 2016, net income totaled $9,467,000 which compares to net income of $9,166,000 for the first nine months of 2015.  Year to date through September 30, 2016 the provision for loan loss totaled $770,000, which compares to $360,000 for the same period last year and is attributable primarily to overall loan growth.  Basic earnings per share of $2.83 for the first nine months of 2016 compares to $3.00 per share for the first nine months last year.  Annualized return on equity for the nine months ended September 30, 2016 and 2015 was 10.28% and 11.93%, while return on assets was 1.06% and 1.31%, respectively.

For the three months ended September 30, 2016, net income totaled $3,153,000 which compares to net income of $2,857,000 for the third quarter of 2015, an increase of $296,000.  Basic earnings per share of $.94 for the third quarter of 2016 compares to $.94 per share for the third quarter last year.  Annualized return on equity for the three months ended September 30, 2016 and 2015 was 10.17% and 11.00%, while return on assets was 1.06% and 1.21%, respectively.

Net interest income before the provision for loan loss has increased from $22,793,000 for the nine months ended September 30, 2015 to $28,088,000 for 2016, an increase of $5,295,000 or 23.2%.  This increase is attributable to growth, both from the acquisition of The First National Bank of Fredericksburg (FNB) in December 2015 and strong loan growth during 2016.  The net interest margin has decreased from 3.78% last year to 3.67% for 2016, and is reflective of the persistent interest rate environment and competitive pressures.

CEO and President Randall E. Black stated, "These are exciting times here at Citizens, our financial results continue to remain solid, but do reflect costs and investments to support our strategic efforts and growth initiatives.  In addition to the increased costs associated with the acquisition of FNB, the addition of two lending teams has also resulted in increased operating expenses, however, as you can see, these investments, even though in the early stages, are starting to produce results as evidenced by the third quarter loan growth."

At September 30, 2016, total assets were $1.19 billion which compares to $1.16 billion at December 31, 2015.  Available for sale securities of $349.2 million at September 30, 2016 decreased $10.5 million from December 31, 2015 due to the unfavorable investment environment and the growth in the loan portfolio.  Net loans have increased $55.2 million compared to the end of last year, with growth expected for the remainder of the year due to the increased lending staff and strategic efforts.  Since December 31, 2015, deposits have increased $20.7 million, to a total of $1.0 billion at September 30, 2016.

Stockholders' equity totaled $125.6 million at September 30, 2016, which compares to $119.8 million at December 31, 2015, an increase of $5.8 million.  Net income for the nine months of 2016 totaling $9.5 million was offset by cash dividends of $4.2 million and net treasury share purchases of $1.1 million.  As a result of changes in interest rates impacting the fair value of investment securities, accumulated other comprehensive income attributable to the unrealized gain on available for sale investment securities increased $1.5 million from the end of 2015.  A cash dividend for the third quarter of 2016 of $.42 per share was paid on September 30, 2016 to shareholders of record on September 16, 2016, and represents an increase of 2.5% over the regular cash dividend paid a year ago, excluding the $.10 one-time special dividend paid in the third quarter of 2015.

Citizens Financial Services, Inc. has nearly 1,700 shareholders, the majority of whom reside in markets where offices are located.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are not historical facts; rather, they are statements based on the Company's current expectations regarding its business strategies and their intended results and its future performance.  Forward-looking statements are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions.  Forward-looking statements are not guarantees of future performance.  Numerous risks and uncertainties could cause or contribute to the Company's actual results, performance and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, changes in general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; and other factors disclosed periodically in the Company's filings with the Securities and Exchange Commission.  Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this press release or made elsewhere periodically by the Company or on its behalf.  The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	Septmber 30	December 31	Septmber 30
(in thousands except share data)	2016	2015	2015
ASSETS:
Cash and due from banks:
Noninterest-bearing	$15,459	$14,088	$9,437
Interest-bearing	912	10,296	877
Total cash and cash equivalents	16,371	24,384	10,314

Interest bearing time deposits with other banks	6,955	7,696	6,460

Available-for-sale securities	349,154	359,737	300,630

Loans held for sale	576	603	1,248

Loans (net of allowance for loan losses: $8,194 at September 30, 2016;
$7,106 at December 31, 2015 and $7,045 at September 30, 2015)	743,099	687,925	575,964

Premises and equipment	17,143	17,263	12,544
Accrued interest receivable	3,988	4,211	3,566
Goodwill	21,089	21,089	10,256
Bank owned life insurance	26,050	25,535	20,773
Other intangibles	2,059	2,437	373
Other assets	11,170	12,104	11,849

TOTAL ASSETS	$1,197,654	$1,162,984	$953,977

LIABILITIES:
Deposits:
Noninterest-bearing	$149,848	$150,960	$106,957
Interest-bearing	858,899	837,071	690,891
Total deposits	1,008,747	988,031	797,848
Borrowed funds	51,859	41,631	44,657
Accrued interest payable	636	734	693
Other liabilities	10,862	12,828	6,875
TOTAL LIABILITIES	1,072,104	1,043,224	850,073
STOCKHOLDERS' EQUITY:
Preferred Stock $1.00 par value; authorized
3,000,000 shares; none issued in 2016 or 2015	-	-	-
Common stock
$1.00 par value; authorized 15,000,000 shares at September 30, 2016, December 31, 2015 and September 30, 2015; issued 3,704,375 at September 30, 2016 and 3,671,751 at
December 31, 2015 and 3,335,236 shares at September 30, 2015	3,704	3,672	3,335
Additional paid-in capital	42,241	40,715	25,131
Retained earnings	89,501	85,790	84,698
Accumulated other comprehensive income (loss)	1,390	(236)	842
Treasury stock, at cost: 358,811 shares at September 30, 2016; 335,876 shares at
December 31, 2015 and 334,165 shares at September 30, 2015	(11,286)	(10,181)	(10,102)
TOTAL STOCKHOLDERS' EQUITY	125,550	119,760	103,904
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$1,197,654	$1,162,984	$953,977

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share data)	2016	2015	2016	2015
INTEREST INCOME:
Interest and fees on loans	$9,204	$7,248	$26,387	$21,416
Interest-bearing deposits with banks	50	33	185	103
Investment securities:
Taxable	897	798	2,800	2,317
Nontaxable	733	749	2,259	2,398
Dividends	64	35	205	168
TOTAL INTEREST INCOME	10,948	8,863	31,836	26,402
INTEREST EXPENSE:
Deposits	1,048	1,044	3,194	3,088
Borrowed funds	188	174	554	521
TOTAL INTEREST EXPENSE	1,236	1,218	3,748	3,609
NET INTEREST INCOME	9,712	7,645	28,088	22,793
Provision for loan losses	500	120	770	360
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	9,212	7,525	27,318	22,433
NON-INTEREST INCOME:
Service charges	1,115	1,054	3,345	3,058
Trust	161	149	539	523
Brokerage and insurance	211	181	578	563
Gains on loans sold	109	85	225	183
Investment securities gains, net	-	129	155	430
Earnings on bank owned life insurance	174	158	516	464
Other	138	109	449	327
TOTAL NON-INTEREST INCOME	1,908	1,865	5,807	5,548
NON-INTEREST EXPENSES:
Salaries and employee benefits	4,285	3,069	12,067	9,118
Occupancy	485	347	1,385	1,064
Furniture and equipment	164	108	492	323
Professional fees	283	202	836	614
FDIC insurance	175	116	492	348
Pennsylvania shares tax	240	201	630	602
Amortization of intangibles	82	-	246	-
Merger and acquisition	-	282	-	405
ORE expenses (recovery)	(71)	328	234	686
Other	1,557	1,199	5,031	3,455
TOTAL NON-INTEREST EXPENSES	7,200	5,852	21,413	16,615
Income before provision for income taxes	3,920	3,538	11,712	11,366
Provision for income taxes	767	681	2,245	2,200
NET INCOME	$3,153	$2,857	$9,467	$9,166

PER COMMON SHARE DATA:
Net Income - Basic	$0.94	$0.94	$2.83	$3.00
Net Income - Diluted	$0.94	$0.94	$2.83	$3.00
Cash Dividends Paid	$0.420	$0.503	$1.250	$1.304

Number of shares used in computation - basic	3,339,962	3,044,311	3,346,623	3,051,826
Number of shares used in computation - diluted	3,341,656	3,045,775	3,348,321	3,053,294

Consolidated Financial Highlights

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2016	2015	2016	2015
Performance Ratios and Share Data:
Return on average assets (annualized)	1.06%	1.21%	1.06%	1.31%
Return on average equity (annualized)	10.17%	11.00%	10.28%	11.93%
Net interest margin (tax equivalent)	3.78%	3.73%	3.67%	3.78%
Cash dividends paid per share	$0.420	$0.503	$1.250	$1.304
Earnings per share - basic	$0.94	$0.94	$2.83	$3.00
Earnings per share - diluted	$0.94	$0.94	$2.83	$3.00
Number of shares used in computation - basic	3,339,962	3,044,311	3,346,623	3,051,826
Number of shares used in computation - diluted	3,341,656	3,045,775	3,348,321	3,053,294

Balance Sheet Highlights (dollars in thousands, except share and per share data):	September 30, 2016	December 31, 2015	September 30, 2015

Assets	$1,197,654	$1,162,984	$953,977
Investment securities:
Available for sale	349,154	359,737	300,630
Loans (net of unearned income)	751,293	695,031	583,009
Allowance for loan losses	8,194	7,106	7,045
Deposits	1,008,747	988,031	797,848
Stockholders' Equity	125,550	119,760	103,094
Non-performing assets	11,770	8,508	8,416
Non-performing assets to total loans	1.57%	1.22%	1.44%
Annualized net charge-offs (recoveries) to total loans	-0.06%	0.03%	0.03%
Average Leverage Ratio	9.55%	11.01%	10.99%
Common shares outstanding	3,345,564	3,335,875	3,001,071
Book value per share	$37.11	$35.62	$33.97